UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 5, 2018 (February 5, 2018)

ALLERGAN PLC

(Exact Name of Registrant as Specified in Charter)

Ireland	001-36867	98-1114402
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Clonshaugh Business and Technology Park

Coolock, Dublin, D17 E400, Ireland

(Address of Principal Executive Offices)

(862) 261-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the r10egistrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of Certain Officers

On February 5, 2018, Allergan plc (the “Company”) announced the appointment of Mr. Matthew M. Walsh as Chief Financial Officer of the Company, effective February 20, 2018. Mr. Walsh will formally join the Company later this month following a transition period from his current role as Executive Vice President, Chief Financial Officer at Catalent, Inc. (“Catalent”), and will succeed Ms. Maria Teresa Hilado, who previously announced her anticipated departure from the Company on September 25, 2017.

Prior to joining the Company, Mr. Walsh, 51, served as Executive Vice President and Chief Financial Officer of Catalent, a global provider of drug delivery technology and development solutions for drugs, biologics and consumer health products, since 2012 and served as Senior Vice President and Chief Financial Officer of Catalent from 2008 to 2012. Prior to joining Catalent, Mr. Walsh served as President, Chief Financial Officer and Acting Chief Executive Officer of Escala Group, Inc., a global collectibles network and precious metals trader. From 1996 through 2006, Mr. Walsh held a variety of finance leadership roles at GenTek, Inc., an industrial manufacturer, including Vice President-Finance & Chief Financial Officer, Vice President & Treasurer and Group Controller. Mr. Walsh is a CFA® charterholder who received a MBA from Cornell University, SC Johnson Graduate School of Management, and a Bachelor of Science in Chemical Engineering from Cornell University, College of Engineering.

Mr. Walsh’s offer letter with the Company provides for (i) an annual base salary of $800,000; (ii) eligibility to participate in the Company’s annual cash incentive plan, with a target bonus opportunity equal to $825,000 (with Mr. Walsh’s 2018 bonus pro-rated based on his date of hire); (iii) eligibility to participate in the Company’s long-term incentive plan, with an annual target grant date value of $3,000,000, consisting of a mix of performance share units and restricted share units, with a grant upon his start date under the Company’s long-term incentive plan of $6,000,000 representing 2018 and 2019 awards, with 75% in performance share units, which will vest in two equal installments on December 31, 2020 and December 31, 2021, subject to the achievement of specified performance goals, and 25% in restricted share units, which will vest in five equal installments on each anniversary of the grant date; (iv) a one-time transformation incentive award with a target value of $2,500,000, which will vest in two equal installments on December 31, 2018 and December 31, 2019, subject to the achievement of specified total shareholder return goals, which are described in Item 5.02 of the Company’s Current Report on Form 8-K filed on August 8, 2016; (v) a sign-on bonus of $1,400,000, payable in two equal installments within 30 days of each of Mr. Walsh’s start date and the first anniversary of his start date (subject to accelerated payment or repayment upon certain terminations of employment); (vi) a sign-on grant of restricted stock units with a grant date value of $2,100,000, which vests in four equal annual installments on each anniversary of the grant date (subject to continued vesting upon certain terminations of employment by the Company); and (vii) eligibility to participate in the Company’s executive deferred compensation plan. Mr. Walsh will also participate in the Company’s executive severance plan, the terms of which are described in Item 5.02 of the Company’s Current Report on Form 8-K filed on July 21, 2017 and which provides for certain payments and benefits in the event of his termination of employment without cause or in connection with a change in control.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 5, 2018	Allergan plc

	By:	/s/ A. Robert D. Bailey
A. Robert D. Bailey
Chief Legal Officer and Corporate Secretary